PRESS RELEASE #201407	FOR IMMEDIATE RELEASE	FEBRUARY 7, 2014

Enertopia Signs LOI for 60,000 Square foot facility

VANCOUVER, BC – February 7, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") announces that the Company has signed a Letter Of Intent (LOI) with a private company currently producing, cultivating and selling Medical Marihuana in Canada under the current Health Canada Medical Marihuana Access Program (MMAP).

There is approximately 6,000 square feet in use/production currently and the existing building has multiple rooms for ultimate expansion to 55,000 square feet of production space. This LOI is separate from any other pre-existing joint ventures that Enertopia has in the Medical Marihuana sector. The physical location of the facility is in a different province than the pre-existing joint venture which is located in British Columbia.

"Enertopia is capitalizing on the consolidation opportunity from the current system: where small independent operators will be challenged to comply with the stricter new legislative requirements, while larger entities operating only the most trusted and secure systems have the ability to thrive," stated President / CEO Robert McAllister. “Enertopia is pleased with its existing joint venture and expects positive developments with its Health Canada licence application, and plans to expand strategically as opportunities present themselves.”

Enertopia paid $100,000 on signing the LOI and could issue an additional 19,000,000 shares and $900,000 dollars to earn up to a 75% interest in the private operation over 3 years, upon signing the Definitive Agreement. The signing of the Definitive Agreement is expected to coincide with the closing of our final tranche on or before February 21, 2014. Upgrades to the existing facility are currently underway.

“It is Enertopia’s business model to operate in locations where it can attain the status of low cost producer while at the same time being respected as producing the highest quality of medical grade marihuana.” Stated President / CEO Robert McAllister.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing any anticipated financing and or its joint Venture partners will receive their Health Canada license under the new regulations.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release